KKR & Co. Inc. Reports Second Quarter 2026 Financial Results July 30, 2026

i Our second quarter results reflect the strength and breadth of KKR's global franchise. We reported record Fee Related Earnings, Total Operating Earnings and Adjusted Net Income per share on both a quarterly and trailing twelve-month basis. Our continued return of capital to clients led to our strongest monetization quarter ever and helped drive record new capital inflows over the past 12 months. As we look ahead, we remain confident in our long-term positioning and our ability to deliver differentiated outcomes for our clients and shareholders. Conference Call A conference call to discuss KKR's financial results will be held on July 30, 2026 at 9:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, July 30, 2026 – KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2026 results. KKR Reports Second Quarter 2026 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers

ii KKR Reports Second Quarter 2026 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic” or “GA”), unless the context requires otherwise. This presentation is not, and shall not be construed, as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR in any jurisdiction in which such offer, solicitation or sale would be unlawful. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation, other than financial figures, which are as of June 30, 2026, unless another time is specified in relation to such statements or financial figures, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since such date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, and vehicles and accounts managed by KKR and the Global Atlantic insurance companies. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward-looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR, can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information

KKR & Co. Inc. Second Quarter Earnings

Second Quarter 2026 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $0.7 billion for the quarter and $1.0 billion YTD

($ in thousands, except share data)	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD
Revenues				
Asset Management and Strategic Holdings	$ 1,835,166	$ 2,202,823	$ 3,881,081	$ 4,231,518
Insurance	3,253,677	3,523,068	4,317,945	5,812,356
Total Revenues	**$ 5,088,843**	**$ 5,725,891**	**$ 8,199,026**	**$ 10,043,874**
Expenses				
Asset Management and Strategic Holdings	$ 1,436,234	$ 1,679,262	$ 3,104,134	$ 3,150,509
Insurance	3,310,210	3,726,997	5,473,265	6,125,885
Total Expenses	**$ 4,746,444**	**$ 5,406,259**	**$ 8,577,399**	**$ 9,276,394**
Total Investment Income (Loss) - Asset Management and Strategic Holdings	**$ 1,186,369**	**$ 661,352**	**$ 2,678,208**	**$ 676,394**
Income Tax Expense (Benefit)	174,304	246,105	260,873	431,490
Redeemable Noncontrolling Interests	68,175	54,252	76,669	53,269
Noncontrolling Interests	776,166	(19,855)	1,638,094	(146,596)
Preferred Stock Dividends	37,736	40,429	37,736	80,859
Net Income (Loss) - KKR Common Stockholders	**$ 472,387**	**$ 660,053**	**$ 286,463**	**$ 1,024,852**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ 0.53	$ 0.74	$ 0.31	$ 1.15
Diluted	$ 0.50	$ 0.70	$ 0.29	$ 1.08
Weighted Average Shares of Common Stock Outstanding				
Basic	890,716,083	895,585,447	889,488,212	893,377,678
Diluted	954,209,566	945,581,938	955,811,238	949,892,385

Note: See Appendix for detailed GAAP income statement. Totals may not sum due to rounding in this presentation.

KKR

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2 • Strategic acquisition of Arctos: On May 4, 2026, KKR closed its acquisition of Arctos Partners ("Arctos"), a premier institutional investor in professional sports franchise stakes and a leader in asset management solutions for sponsors. Its AUM as of June 30, 2026, was $20 billion. Arctos is reported within our Private Equity business line • Regular dividend of $0.195 per share of common stock was declared for the quarter Capital Metrics Second Quarter 2026 Highlights • Fee Related Earnings (“FRE”) of $1.2 billion ($1.32/adj. share) in the quarter, up 37% year- over-year • FRE was $4.2 billion in the LTM ($4.68/adj. share), up 19% year-over-year • Total Operating Earnings (“TOE”) of $1.5 billion ($1.68/adj. share) in the quarter, up 29% year-over-year • TOE was $5.5 billion in the LTM ($6.13/adj. share), up 19% year-over-year • Adjusted Net Income (“ANI”) of $1.5 billion ($1.63/adj. share) in the quarter, up 40% year- over-year • ANI was $5.0 billion in the LTM ($5.55/adj. share), up 13% year-over-year • The per share figures referenced above — across FRE, TOE and ANI — are all record figures for KKR as a public company on both a quarterly and LTM basis • Assets Under Management (“AUM”) of $796 billion, up 16% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $638 billion, up 15% year-over-year • New Capital Raised of $34 billion in the quarter and $133 billion in the LTM • Capital Invested of $24 billion in the quarter and $104 billion in the LTM Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 29 for record and payment dates for common and mandatory convertible preferred stock. Financial Measures Corporate

Second Quarter 2026 Segment Earnings

($ in thousands, except per share data)	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD
Management Fees	$ 995,763	$ 1,249,964	$ 1,913,097	$ 2,442,468
Transaction and Monitoring Fees, Net	234,249	221,269	495,758	473,978
Fee Related Performance Revenues	53,737	254,699	75,014	278,461
Fee Related Compensation	(224,656)	(302,038)	(434,677)	(559,233)
Other Operating Expenses	(172,339)	(209,746)	(339,835)	(405,151)
Fee Related Earnings	**$ 886,754**	**$ 1,214,148**	**$ 1,709,357**	**$ 2,230,523**
Insurance Operating Earnings	**$ 277,932**	**$ 288,220**	**$ 536,704**	**$ 548,550**
Strategic Holdings Operating Earnings	**$ 29,121**	**$ 37,036**	**$ 60,607**	**$ 85,332**
Total Operating Earnings	**$ 1,193,807**	**$ 1,539,404**	**$ 2,306,668**	**$ 2,864,405**
Net Realized Performance Income	109,314	211,884	197,303	409,075
Net Realized Investment Income	130,898	191,325	316,161	294,941
Total Investing Earnings	**$ 240,212**	**$ 403,209**	**$ 513,464**	**$ 704,016**
Total Segment Earnings	**$ 1,434,019**	**$ 1,942,613**	**$ 2,820,132**	**$ 3,568,421**
Interest Expense, Net and Other	(93,607)	(135,544)	(185,077)	(263,848)
Income Taxes on Adjusted Earnings	(277,062)	(314,375)	(537,717)	(562,340)
Adjusted Net Income	**$ 1,063,350**	**$ 1,492,694**	**$ 2,097,338**	**$ 2,742,233**
Adjusted Per Share Measures:				
FRE per Adjusted Share	$ 0.98	$ 1.32	$ 1.90	$ 2.45
TOE per Adjusted Share	$ 1.33	$ 1.68	$ 2.57	$ 3.15
ANI per Adjusted Share	$ 1.18	$ 1.63	$ 2.33	$ 3.02

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting Adjusted Net Income and other important information.

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4 Total Operating Earnings ($ in billions) $4.7 $5.5 2Q'25 LTM 2Q'26 LTM Total Operating Earnings • Total Operating Earnings – the sum of Fee Related Earnings, Insurance Operating Earnings and Strategic Holdings Operating Earnings – represents the more durable and recurring portion of KKR's total segment earnings • TOE increased 19% over the last 12 months primarily driven by the growth in Fee Related Earnings. Over time, we expect Strategic Holdings Operating Earnings to contribute more meaningfully to Total Operating Earnings $1.2 $1.5 2Q'25 2Q'26 Total Segment Earnings $6.6 2Q'26 LTM ($ in billions) Insurance Operating Earnings Fee Related Earnings Total Investing Earnings Strategic Holdings Operating Earnings $5.5 84% of segment earnings are from the more durable and recurring portions of total segment earnings

Asset Management

Asset Management Segment

($ in thousands, except per share data)		2Q'25		2Q'26		2Q'25 YTD		2Q'26 YTD
Management Fees	$	995,763	$	1,249,964	$	1,913,097	$	2,442,468
Transaction and Monitoring Fees, Net		234,249		221,269		495,758		473,978
Fee Related Performance Revenues		53,737		254,699		75,014		278,461
Fee Related Compensation		(224,656)		(302,038)		(434,677)		(559,233)
Other Operating Expenses		(172,339)		(209,746)		(339,835)		(405,151)
Fee Related Earnings	**$**	**886,754**	**$**	**1,214,148**	**$**	**1,709,357**	**$**	**2,230,523**
Realized Performance Income		418,850		847,535		766,770		1,603,499
Realized Performance Income Compensation		(309,536)		(635,651)		(569,467)		(1,194,424)
Net Realized Performance Income	**$**	**109,314**	**$**	**211,884**	**$**	**197,303**	**$**	**409,075**
Realized Investment Income		153,998		189,718		371,955		311,619
Realized Investment Income Compensation		(23,100)		(28,458)		(55,794)		(46,743)
Net Realized Investment Income	**$**	**130,898**	**$**	**161,260**	**$**	**316,161**	**$**	**264,876**
Total Investing Earnings	**$**	**240,212**	**$**	**373,144**	**$**	**513,464**	**$**	**673,951**
Asset Management Segment Earnings	**$**	**1,126,966**	**$**	**1,587,292**	**$**	**2,222,821**	**$**	**2,904,474**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.98	$	1.32	$	1.90	$	2.45
Total Asset Management Segment Revenues	$	1,856,597	$	2,763,185	$	3,622,594	$	5,110,025
Assets Under Management	$	685,806,000	$	796,487,000	$	685,806,000	$	796,487,000
Fee Paying Assets Under Management	$	556,247,000	$	638,403,000	$	556,247,000	$	638,403,000
New Capital Raised (AUM)	$	27,986,000	$	34,325,000	$	58,526,000	$	62,075,000
Capital Invested	$	17,701,000	$	24,159,000	$	36,675,000	$	45,931,000
Uncalled Commitments	$	115,145,000	$	142,656,000	$	115,145,000	$	142,656,000

Note: Beginning in 2Q'26, KKR has reported realized performance fees from its K-Series Private Equity vehicles in Fee Related Performance Revenues. Historically, these realized performance fees were included within Realized Performance Income. See Appendix endnotes for further information, as well as GAAP reconciliations, and other important information.

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7 • Increased 18% year-over-year driven primarily by the growth in management fees and fee related performance revenues Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 25% to $4.6 billion in the LTM • Growth has primarily been driven by an increase in Fee Paying AUM from organic new capital raised ($ in billions) $3.96 $4.68 69% 70% FRE per adjusted share FRE margin 2Q'25 LTM 2Q'26 LTM $3.0 $3.5 $4.1 $3.7 $4.6 2023 2024 2025 2Q'25 LTM 2Q'26 LTM

8 Assets Under Management • AUM of $796 billion, up 16% year-over-year, with $34 billion of organic new capital raised in the quarter and $133 billion in the LTM • K-Series AUM totaled $42 billion across asset classes compared to $25 billion a year prior • Fee Paying AUM of $638 billion, up 15% year-over-year, with $29 billion of organic new capital raised in the quarter and $123 billion in the LTM • Perpetual Capital of $334 billion, up 16% year-over-year driven primarily by the organic growth of Global Atlantic and from inflows into our K-Series vehicles. Perpetual capital represents 42% of AUM and 50% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $686 $796 2Q'25 2Q'26 $556 $638 2Q'25 2Q'26 $289 $334 2Q'25 2Q'26 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

9 $411 $486 2Q'25 2Q'26 Additional Capital Detail • Dry Powder: Uncalled commitments of $143 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At quarter end, there was $72 billion of committed capital with a weighted average management fee rate of approximately 90 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $410 billion of carried interest eligible AUM, $325 billion is above cost and accruing carry • Performance Fee Eligible AUM: $486 billion, up 18% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $115 $143 2Q'25 2Q'26 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

10 Gross unrealized carried interest totals $10.2 billion as of June 30, 2026 Fund Investment Performance Private Equity Real Assets Infrastructure Portfolio Opportunistic Real Estate Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 2Q'26 1% LTM Gross Return -1% 9%4% 5%1% 8%1% 5%2% Note: Traditional private equity does not include core or growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Asset Management Segment – Private Equity

- **AUM:** Increased 10% quarter-over-quarter and 19% year-over-year to $255 billion with organic new capital raised of $10 billion in the quarter and $14 billion YTD
  - New capital raised in the quarter was primarily driven by Asian Fund V, Arctos Keystone Partners Fund I and K-Series Private Equity
- **Realizations:** Carried Interest drivers in 2Q included public and private realization events across traditional private equity and growth equity
- **Capital Invested:** $5 billion in the quarter and $7 billion YTD. In 2Q, deployment was primarily driven by traditional private equity in North America and Asia
- **Performance:** The traditional private equity portfolio appreciated 9% in the LTM

($ in thousands)		2Q'25		2Q'26		2Q'25 YTD		2Q'26 YTD
Management Fees	$	372,094	$	491,260	$	706,886	$	951,145
Transaction and Monitoring Fees, Net		20,421		32,079		39,334		50,715
Fee Related Performance Revenues		—		167,960		—		168,806
Fee Related Revenues	**$**	**392,515**	**$**	**691,299**	**$**	**746,220**	**$**	**1,170,666**
Realized Performance Income	**$**	**355,492**	**$**	**830,738**	**$**	**689,552**	**$**	**1,524,381**
Capital Metrics:								
Assets Under Management	$	214,576,000	$	254,736,000	$	214,576,000	$	254,736,000
Fee Paying Assets Under Management	$	141,222,000	$	168,137,000	$	141,222,000	$	168,137,000
New Capital Raised (AUM)	$	5,497,000	$	9,558,000	$	16,486,000	$	14,255,000
Capital Invested	$	4,898,000	$	5,210,000	$	9,216,000	$	7,408,000
Uncalled Commitments	$	55,194,000	$	64,891,000	$	55,194,000	$	64,891,000

Note: See Appendix for endnotes about our private equity business line and other important information. During the three and six months ended June 30, 2026, $41 million and $71 million of management fees were earned on new capital raised that were retroactive to the start of the relevant fund's investment period, respectively.

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Asset Management Segment – Real Assets

- **AUM:** Increased 7% quarter-over-quarter and 18% year-over-year to $211 billion with organic new capital raised of $16 billion in the quarter and $23 billion YTD
  - New capital raised in the quarter was primarily driven by Helix Digital Infrastructure, K-Series Infrastructure, Asia Infrastructure III and Global Infrastructure V
- **Capital Invested:** $7 billion in the quarter and $16 billion YTD. In 2Q, deployment was primarily driven by infrastructure in both the U.S. and Europe, as well as Asia real estate equity and real estate credit in the U.S.
- **Performance:** The infrastructure portfolio appreciated 8% and the opportunistic real estate portfolio appreciated 1% in the LTM

($ in thousands)		2Q'25		2Q'26		2Q'25 YTD		2Q'26 YTD
Management Fees	$	310,394	$	417,803	$	590,972	$	801,292
Transaction and Monitoring Fees, Net		9,371		9,572		19,226		17,239
Fee Related Performance Revenues		36,058		80,387		37,823		85,367
Fee Related Revenues	**$**	**355,823**	**$**	**507,762**	**$**	**648,021**	**$**	**903,898**
Realized Performance Income	**$**	**27,404**	**$**	**—**	**$**	**36,771**	**$**	**45,173**
Capital Metrics:								
Assets Under Management	$	179,447,000	$	210,919,000	$	179,447,000	$	210,919,000
Fee Paying Assets Under Management	$	150,497,000	$	175,298,000	$	150,497,000	$	175,298,000
New Capital Raised (AUM)	$	8,239,000	$	15,667,000	$	13,461,000	$	23,472,000
Capital Invested	$	4,286,000	$	7,256,000	$	9,846,000	$	15,589,000
Uncalled Commitments	$	33,924,000	$	45,757,000	$	33,924,000	$	45,757,000

Note: During the three and six months ended June 30, 2026, $52 million and $92 million of management fees were earned on new capital raised that were retroactive to the start of the relevant fund's investment period, respectively.

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Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 1% quarter-over-quarter and 13% year-over-year to $331 billion with organic new capital raised of $9 billion in the quarter and $24 billion YTD
  - New capital raised in the quarter was primarily driven by activity within high grade asset-based finance and CLO issuances, as well as inflows from Global Atlantic
  - AUM comprised of: $143 billion of leveraged credit, $91 billion of asset-based finance, $48 billion of corporate private credit (including $39 billion of direct lending), $11 billion of strategic investments and $38 billion of liquid strategies
- **Realizations:** Performance Income in 2Q was driven by a diverse set of strategies
- **Capital Invested:** $12 billion in the quarter and $23 billion YTD. In 2Q, deployment was most active in high grade asset-based finance and from Global Atlantic deployment
- **Performance:** The leveraged credit composite appreciated 5% and the alternative credit composite appreciated 5% in the LTM

($ in thousands)		2Q'25		2Q'26		2Q'25 YTD		2Q'26 YTD
Management Fees	$	313,275	$	340,901	$	615,239	$	690,031
Transaction and Monitoring Fees, Net		4,889		1,371		8,286		4,130
Fee Related Performance Revenues		17,679		6,352		37,191		24,288
Fee Related Revenues	**$**	**335,843**	**$**	**348,624**	**$**	**660,716**	**$**	**718,449**
Realized Performance Income	**$**	**35,954**	**$**	**16,797**	**$**	**40,447**	**$**	**33,945**
Capital Metrics:								
Assets Under Management	$	291,783,000	$	330,832,000	$	291,783,000	$	330,832,000
Fee Paying Assets Under Management	$	264,528,000	$	294,968,000	$	264,528,000	$	294,968,000
New Capital Raised (AUM)	$	14,250,000	$	9,100,000	$	28,579,000	$	24,348,000
Capital Invested	$	8,517,000	$	11,693,000	$	17,613,000	$	22,934,000
Uncalled Commitments	$	26,027,000	$	32,008,000	$	26,027,000	$	32,008,000

Note: See Appendix for endnotes about our credit and liquid strategies business line and other important information.

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14 • Transaction Fees: Totaled $178 million in the quarter and $402 million YTD • Approximately 70% of transaction fees were originated in North America in the quarter • Capital markets transaction fees were diversified by source in the quarter: traditional private equity, infrastructure and third-party • Approximately 85% of transaction fees were debt product focused in the quarter Asset Management Segment − Capital Markets • All financial results exclude Strategic Holdings • Realizations: Realized Investment Income of $190 million in the quarter and $312 million YTD • Embedded Gains: $2.6 billion of embedded unrealized gains on the balance sheet at quarter end Asset Management Segment − Principal Activities ($ in thousands) 2Q'25 2Q'26 2Q'25 YTD 2Q'26 YTD Transaction Fees $ 199,568 $ 178,247 $ 428,912 $ 401,894 ($ in thousands) 2Q'25 2Q'26 2Q'25 YTD 2Q'26 YTD Realized Investment Income $ 153,998 $ 189,718 $ 371,955 $ 311,619

Insurance

Insurance Segment

- **Insurance Operating Earnings:** $288 million for the quarter, which includes approximately $40 million from investment realizations
- **Net Investment Income:** Net Investment Income of $2.0 billion in the quarter primarily reflects growth in the investment portfolio attributable to net inflows and higher average portfolio yields
- **Net Cost of Insurance:** Net Cost of Insurance of $1.5 billion in the quarter primarily reflects business growth and the associated higher funding costs as well as the routine run off of older business that was originated in a lower cost environment
- **Highlights:**
  - Global Atlantic AUM totals $220 billion, of which $164 billion is Credit AUM. Ivy and other sponsored reinsurance vehicles total $62 billion of the $220 billion
  - Inflows in the quarter were primarily driven by individual markets annuity sales and institutional flow business

($ in thousands)	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD
Net Investment Income	$ 1,788,525	$ 1,953,987	$ 3,517,868	$ 3,854,599
Net Cost of Insurance	(1,326,980)	(1,468,887)	(2,614,963)	(2,922,221)
General, Administrative and Other	(183,613)	(196,880)	(366,201)	(383,828)
Insurance Operating Earnings	**$ 277,932**	**$ 288,220**	**$ 536,704**	**$ 548,550**
Additional Financial Measure:				
Global Atlantic Book Value	$ 9,565,438	$ 11,799,440	$ 9,565,438	$ 11,799,440

Note: See Appendix for endnotes explaining certain prior period information that has been recast to conform to the current period presentation. This reclassification had no impact on Insurance Operating Earnings.

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Global Atlantic AUM and Total Insurance Economics

Global Atlantic AUM

($ in billions)



Ivy and other sponsored reinsurance vehicles
Global Atlantic
$201
$51
$150
$220
$62
$158
2Q'25
2Q'26

Total Insurance Economics[1]

($ in billions)



Global Atlantic-related Capital Markets Fees (Included in FRE)
Ivy and Related Sidecar Fees (Included in FRE)
Management Fees Paid by Insurance Segment (Included in FRE)
Insurance Operating Earnings
Insurance Operating Earnings in all periods do not reflect mark-to-market appreciation of investments in the Global Atlantic portfolio
$1.7
$1.0
+13%
$2.0
$1.1
LTM 2Q'25
LTM 2Q'26

Note: See Appendix for endnotes for additional information about total insurance economics.

(1) Total Insurance Economics is a non-GAAP measure presented to show the broader impact of Global Atlantic across KKR. It is not a measure of the profitability of the Insurance segment, and it is not a substitute for, and should not be considered in isolation from Insurance Operating Earnings or any measure calculated in accordance with GAAP. Total Insurance Economics equals Insurance Operating Earnings plus certain economics that are included in the results of the Asset Management segment — specifically Management Fees Paid by the Insurance Segment, Ivy and Related Sidecar Fees, and Global Atlantic-related Capital Markets Fees (each net of FRE compensation expense). A reconciliation of Total Insurance Economics to the most directly comparable GAAP measure is provided in the Appendix.

KKR

17

Strategic Holdings

19 • Strategic Holdings Segment Earnings: Driven by dividends from our Strategic Holdings businesses • Highlights: • KKR's share of 1Q'26 LTM Adjusted Revenues is $4.5 billion and 1Q'26 LTM Adjusted EBITDA is $1.1 billion across a scaled and diversified portfolio Strategic Holdings Segment ($ in thousands) 2Q'25 2Q'26 2Q'25 YTD 2Q'26 YTD Dividends, Net $ 29,121 $ 37,036 $ 60,607 $ 85,332 Strategic Holdings Operating Earnings $ 29,121 $ 37,036 $ 60,607 $ 85,332 Net Realized Investment Income $ — $ 30,065 $ — $ 30,065 Strategic Holdings Segment Earnings $ 29,121 $ 67,101 $ 60,607 $ 115,397 LTM Adjusted EBITDA by Geography (KKR's Share) LTM Adjusted EBITDA by Industry (KKR's Share) Americas 66% Europe 28% Asia Pacific 6% Business Services 35% Consumer 27% Health Care 17% TMT 15% Infrastructure 3% Note: See Appendix for endnotes for additional information relating to LTM Adjusted Revenues and LTM Adjusted EBITDA. See Appendix for further information and important information regarding estimates and assumptions and cautionary factors about forward-looking statements. Industrials 3%

Supplemental Information

21 $1.8 $2.6 $2.9 $3.9 2023 2024 2025 2Q'26 LTM Robust Gross Monetization Activity Alongside Strength in Embedded Gains Accelerated Monetization Activity at KKR Fee Related Performance Revenues Embedded Gains(6) Realized Investment Income Realized Performance Income(5) Recent Transaction Activity Highlights(1) ($ in billions) Transactions Closed in 2Q'26(2) Announced Sales Not Closed as of June 30, 2026(2) Note: This presentation is only as of June 30, 2026. (1) These transactions represent (i) all sales or announced sales that resulted or are expected to result, respectively, in greater than $10 million, in aggregate, of realized performance income and realized investment income and (ii) all public offerings, in either case that occurred in the time period. (2) Multiples represent gross returns over the life of each equity ownership interest. Years represent closing year of initial investment. See Appendix for further important information. (3) BrightSpring’s 6.2x multiple of cost includes KKR’s remaining equity ownership interest at the equivalent sale price. (4) Based on the value of KKR’s equity ownership at the time of the company’s initial public offering. OHB included a partial secondary sale. Global Medical Response did not include a sale of KKR’s equity position. (5) 2025 Realized Performance income excludes the impact of the carried interest repayment obligation previously disclosed in our Earnings Release for the fourth quarter of 2025. (6) Embedded gains represent gross unrealized carried interest, plus unrealized gains on our balance sheet including within our Strategic Holdings segment. Kokusai (2017) Final sale 20.0x cost Asia PE Hyundai Marine Solutions (2021) Final sale 7.5x cost Asia PE BrightSpring (2017) Partial sale 6.2x cost(3) Americas PE OHB (2024) IPO 5.5x cost(4) Europe PE | Wealth OneStream Software (2019) Sale 4.5x cost Americas PE | Growth Equity | Wealth Global Medical Response (2015) IPO ~3x cost(4) Americas PE | Wealth 2021 vintage Private Equity investment Sale ~3x cost Americas PE MasOrange (2020) Sale 2.5x cost Europe PE CoolIT (2023) ~15x cost Global Impact | Wealth Viridor (2020) ~2x cost Global Infra | Strategic Holdings | Global Impact | Wealth 2021 vintage Infrastructure investment ~2x cost Global Infra | Strategic Holdings | Wealth CIRCOR's aerospace division (2023) $2.55bn Americas PE | Wealth $18.2$18.6 $15.6 $12.3

22 Duration of Capital Growth in 15+ Year Duration & Perpetual Capital Assets Under Management ($ in billions) $357 $420 $289 $334 $68 $86 2Q'25 2Q'26 93% of AUM is perpetual capital or has a duration of at least 8 years at inception 53% of AUM is perpetual or has a duration of at least 15 years at inception 15+ Year Duration at Inception Perpetual Capital Other 8-15 Year Duration at Inception 7% 42% 11% 40% 15+ Year Duration at Inception Perpetual Capital Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information.

23 Assets Under Management Rollforward Six Months Ended June 30, 2026 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 229,374 $ 192,480 $ 322,004 $ 743,858 New Capital Raised 14,255 23,472 24,348 62,075 Acquisitions(1) 15,996 — — 15,996 Distributions and Other (15,048) (6,610) (19,915) (41,573) Change in Value 10,159 1,577 4,395 16,131 Ending Balance $ 254,736 $ 210,919 $ 330,832 $ 796,487 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 231,047 $ 197,928 $ 328,902 $ 757,877 New Capital Raised 9,558 15,667 9,100 34,325 Acquisitions(1) 15,996 — — 15,996 Distributions and Other (8,457) (3,506) (9,774) (21,737) Change in Value 6,592 830 2,604 10,026 Ending Balance $ 254,736 $ 210,919 $ 330,832 $ 796,487 Three Months Ended June 30, 2026 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information. (1) Represents AUM of Arctos as of the date of the closing of the Arctos acquisition.

24 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 153,692 $ 168,821 $ 292,332 $ 614,845 New Capital Raised 8,437 9,293 11,265 28,995 Acquisitions(1) 10,084 — — 10,084 Distributions and Other (4,439) (2,898) (11,108) (18,445) Change in Value 363 82 2,479 2,924 Ending Balance $ 168,137 $ 175,298 $ 294,968 $ 638,403 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 151,239 $ 163,451 $ 289,454 $ 604,144 New Capital Raised 13,998 17,252 23,783 55,033 Acquisitions(1) 10,084 — — 10,084 Distributions and Other (7,799) (5,176) (22,401) (35,376) Change in Value 615 (229) 4,132 4,518 Ending Balance $ 168,137 $ 175,298 $ 294,968 $ 638,403 Six Months Ended June 30, 2026 Three Months Ended June 30, 2026 Note: See Appendix for endnotes about acquisitions, distributions, redemptions and other important information. (1) Represents FPAUM of Arctos as of the date of the closing of the Arctos acquisition.

Investment Vehicle Summary - Asset Management

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE								
North America Fund XIV	4/2025	4/2031	$ 21,893	$ 19,150	$ 2,743	$ —	$ 2,743	$ 3,101
North America Fund XIII	8/2021	4/2025	18,400	1,219	17,483	566	16,986	24,844
Americas Fund XII	5/2017	5/2021	13,500	1,290	12,856	22,476	6,997	13,513
North America Fund XI	11/2012	1/2017	8,718	48	10,203	25,152	1,172	1,882
2006 Fund[1]	9/2006	9/2012	17,642	—	17,309	37,423	—	—
Millennium Fund[1]	12/2002	12/2008	6,000	—	6,000	14,129	—	—
Ascendant Fund	6/2022	6/2028	4,328	2,193	2,135	—	2,135	2,573
European Fund VI	6/2022	6/2028	7,513	1,795	5,719	—	4,551	7,269
European Fund V	7/2019	2/2022	6,377	501	5,997	3,445	4,223	6,163
European Fund IV	2/2015	3/2019	3,513	16	3,648	5,726	1,621	2,179
European Fund III[1]	3/2008	3/2014	5,506	—	5,360	10,647	—	—
European Fund II[1]	11/2005	10/2008	5,751	—	5,751	8,533	—	—
Asian Fund IV	7/2020	6/2026	14,735	3,862	12,128	4,884	11,132	15,579
Asian Fund III	8/2017	7/2020	9,000	1,267	8,274	12,544	4,559	8,042
Asian Fund II	10/2013	3/2017	5,825	—	7,507	6,723	1,270	719
Asian Fund[1]	7/2007	4/2013	3,983	—	3,974	8,728	—	—
Next Generation Technology Growth Fund III	11/2022	3/2026	2,740	734	2,006	—	2,006	2,313
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	26	2,297	1,846	1,636	2,459
Next Generation Technology Growth Fund	3/2016	12/2019	659	5	671	1,661	162	500
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	1,348	2,441	103	2,315	3,714
Health Care Strategic Growth Fund	12/2016	4/2021	1,331	85	1,410	1,085	988	1,707
Global Impact Fund II	6/2022	6/2028	2,709	1,318	1,393	—	1,027	3,454
Global Impact Fund	2/2019	3/2022	1,242	186	1,238	916	884	1,221
Co-Investment Vehicles and Other	Various	Various	52,030	10,566	42,169	19,286	31,598	39,296
Core Investors II	8/2022	8/2027	11,814	7,963	3,852	136	3,852	4,661
Core Investors I	2/2018	8/2022	8,500	23	10,540	2,989	8,559	16,890
Other Core Vehicles	Various	Various	7,622	1,171	6,528	2,375	5,773	9,609
Arctos Keystone Fund I & Affiliated Funds	Various	Various	6,208	5,763	445	—	445	498
Arctos Sports Partners Fund II & Affiliated Funds	Various	Various	4,220	2,168	2,087	64	2,023	3,179
Arctos Sports Partners Fund I & Affiliated Funds	Various	Various	2,919	511	2,644	318	2,419	5,246
Unallocated Commitments[2]	N/A	N/A	1,645	1,645	—	—	—	—
Total Private Equity			**$ 262,200**	**$ 64,853**	**$ 206,808**	**$ 191,755**	**$ 121,076**	**$ 180,610**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2) Represents unallocated commitments from certain of our strategic investor partnerships.

KKR

25

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE								
Global Infrastructure Investors V	7/2024	7/2030	$ 18,558	$ 14,872	$ 3,799	$ 114	$ 3,799	$ 4,123
Global Infrastructure Investors IV	8/2021	6/2024	16,606	1,724	15,253	1,835	14,522	19,739
Global Infrastructure Investors III	7/2018	6/2021	7,173	466	7,073	6,649	3,080	4,246
Global Infrastructure Investors II	12/2014	6/2018	3,040	130	3,167	5,770	560	1,021
Global Infrastructure Investors	9/2010	10/2014	1,040	—	1,050	2,228	—	—
Asia Pacific Infrastructure Investors III	12/2025	12/2031	5,906	5,906	—	—	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,348	2,500	4,250	825	3,539	5,018
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	537	3,617	2,365	2,251	3,070
Diversified Core Infrastructure Fund	12/2020	(1)	14,855	1,704	13,154	1,871	13,035	14,395
Global Climate Transition Fund(2)	7/2024	7/2030	3,562	3,562	—	—	—	—
Real Estate Partners Americas IV	11/2024	11/2028	2,602	1,803	799	—	799	934
Real Estate Partners Americas III	1/2021	9/2024	4,253	500	4,002	384	3,735	4,295
Real Estate Partners Americas II	5/2017	12/2020	1,921	116	1,989	3,105	137	47
Real Estate Partners Americas	5/2013	5/2017	1,229	15	1,024	1,446	—	—
Real Estate Partners Europe III	7/2024	7/2028	772	468	315	58	283	295
Real Estate Partners Europe II	3/2020	12/2023	2,066	218	2,053	636	1,664	1,382
Real Estate Partners Europe	8/2015	12/2019	710	98	695	813	169	73
Asia Real Estate Partners II	10/2023	10/2027	789	526	263	36	243	320
Asia Real Estate Partners	7/2019	7/2023	1,682	350	1,384	655	945	802
Property Partners Americas	12/2019	(1)	2,571	46	2,525	179	2,525	2,286
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	976	641	722	731
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	1,008	717	964	954
Opportunistic Real Estate Credit Fund III	6/2026	(4)	950	950	—	—	—	—
Opportunistic Real Estate Credit Fund II	6/2023	6/2026	607	155	453	23	453	484
Energy Related Vehicles	Various	Various	4,357	62	4,493	2,611	917	1,625
Co-Investment Vehicles & Other	Various	Various	26,760	7,093	19,752	4,814	17,673	18,805
Unallocated Commitments(3)	N/A	N/A	1,356	1,356	—	—	—	—
Total Real Assets			**$ 135,585**	**$ 45,279**	**$ 93,094**	**$ 37,775**	**$ 72,015**	**$ 84,645**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) Open ended fund.
(2) Includes an Asia-focused vehicle with different fund terms.
(3) Represents unallocated commitments from certain of our strategic investor partnerships.
(4) Third anniversary of the fund's final closing date.

KKR

26

Investment Vehicle Summary - Asset Management (cont'd)

($ in millions)	Investment Period		Amount					
	Start Date	End Date	Commitment	Uncalled Commitments	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]								
Opportunities Fund II	11/2021	1/2026	$ 2,324	$ 581	$ 1,743	$ 374	$ 1,565	$ 1,886
Dislocation Opportunities Fund	8/2019	11/2021	2,790	268	2,522	1,911	1,228	1,302
Special Situations Fund II	2/2015	3/2019	3,525	284	3,241	2,651	615	584
Special Situations Fund	1/2013	1/2016	2,274	1	2,273	1,899	94	139
Mezzanine Partners	7/2010	3/2015	1,023	33	990	1,166	184	2
Asset-Based Finance Partners II	3/2024	3/2028	5,571	4,242	1,329	36	1,329	1,436
Asset-Based Finance Partners	10/2020	7/2025	2,059	351	1,708	788	1,413	1,504
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	188	2,057	1,089	1,264	1,027
Lending Partners IV	3/2022	9/2026	1,150	173	977	222	977	996
Lending Partners III	4/2017	11/2021	1,498	540	958	1,254	390	329
Lending Partners II	6/2014	6/2017	1,336	157	1,179	1,276	—	3
Lending Partners	12/2011	12/2014	460	40	420	471	—	—
Lending Partners Europe II	5/2019	9/2023	837	141	696	813	192	213
Lending Partners Europe	3/2015	3/2019	848	184	662	632	53	45
Asia Credit Opportunities II	2/2025	12/2028	1,795	1,480	315	—	315	326
Asia Credit Opportunities	1/2021	5/2025	1,084	197	887	339	712	858
Other Alternative Credit Vehicles	Various	Various	18,262	7,343	11,487	7,530	6,032	7,548
Total Credit and Liquid Strategies			**$ 49,081**	**$ 16,203**	**$ 33,444**	**$ 22,451**	**$ 16,363**	**$ 18,198**
Total Eligible To Receive Carried Interest			**$ 446,866**	**$ 126,335**	**$ 333,346**	**$ 251,981**	**$ 209,454**	**$ 283,454**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 126,335	$ 283,454	$ 409,789
Incentive Fee Eligible	—	75,840	75,840
Total Performance Fee Eligible	**126,335**	**359,294**	**485,629**
Private Equity and Real Assets	516	72,636	73,152
Credit and Liquid Strategies	15,805	221,901	237,706
Total Assets Under Management	**$ 142,656**	**$ 653,831**	**$ 796,487**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

27

28 Note: See Appendix for GAAP reconciliations, endnotes about investments and other important information. (1) Only includes debt issued or guaranteed by KKR & Co. Inc. Does not include Global Atlantic or other debt. (2) Net unrealized carried interest would be $2.5 billion assuming a 75% compensation accrual (using the mid-point of the guided range) on gross unrealized carried interest. (3) Cash and short-term investments excludes Global Atlantic. Strong Financial Profile ($ in millions) 2Q'26 Cash and Short-term Investments(3) $ 5,314 Investments - Asset Management Segment 8,612 Cash and Investments $ 13,926 Outstanding Debt (at par)(1) 9,299 Net Cash and Investments $ 4,627 Asset Management Investment Holdings by Asset Class (Fair Value) Private Equity 41% Alternative Credit 10% Real Estate 14% Leveraged Credit 5% Energy 4% Growth 12% Infrastructure 7% Other 7% • Embedded Gains (Unrealized) in Asset Management total $2.6 billion • Gross Unrealized Carried Interest totals $10.2 billion(2) Key Asset Management Highlights - Second Quarter 2026 • KKR & Co. Inc. is 'A' rated by both S&P and Fitch • Average maturity of debt is approximately 15 years with an after-tax weighted average fixed coupon of 3%(1) • Debt capacity includes a $2.75 billion undrawn revolving credit facility Net Cash and Investments

29 Dividends & Other Corporate Information Dividends The declaration and payment of any future dividends on common stock or preferred stock will be subject to the discretion of the Board of Directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the Board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock or preferred stock will be maintained. Common Stock A dividend of $0.195 per share of common stock of KKR & Co. Inc. has been declared for the second quarter of 2026, which will be paid on August 25, 2026 to holders of record of common stock as of the close of business on August 10, 2026. Mandatory Preferred Convertible Stock A dividend of $0.78125 per share of Series D Mandatory Convertible Preferred Stock has been declared and set aside for payment on September 1, 2026 to holders of record of Series D Mandatory Convertible Preferred Stock as of the close of business on August 15, 2026.

30 (1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through July 24, 2026. (2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.’s equity incentive plan. (3) Includes certain securities exchangeable into shares of common stock of KKR & Co. Inc. (4) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities. Stock Summary From December 31, 2025 through July 24, 2026, KKR used a total of $352 million under the share repurchase plan to retire equity awards and repurchase shares representing 3.9 million shares in aggregate. During this period, retirements and share repurchases were made at an average cost of $90.87 per share. Common Stock Repurchase Activity (Amounts in millions, except per share amounts) Inception to Date(1) Open Market Share Repurchases 70.0 Reduction of Shares for Retired Equity Awards(2) 28.1 Total Repurchased Shares and Retired Equity Awards 98.1 Total Capital Used $3,118 Average Price Paid Per Share $31.79 Remaining Availability under Share Repurchase Plan $87 Adjusted Shares 4Q'25 2Q'26 Common Stock Outstanding 891,451,844 897,776,609 Exchangeable Securities(3) 9,623,541 25,954,902 Adjusted Shares(4) 901,075,385 923,731,511

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)		2Q'25		2Q'26		2Q'25 YTD		2Q'26 YTD
Revenues								
Asset Management and Strategic Holdings								
Fees and Other	$	924,434	$	1,180,442	$	1,811,244	$	2,367,284
Capital Allocation-Based Income (Loss)		910,732		1,022,381		2,069,837		1,864,234
		1,835,166		2,202,823		3,881,081		4,231,518
Insurance								
Net Premiums		730,242		697,036		1,053,606		1,259,006
Policy Fees		334,974		339,769		673,447		665,463
Net Investment Income		1,863,346		2,039,122		3,646,626		4,028,186
Net Investment-Related Gains (Losses)		239,151		378,590		(1,197,186)		(274,107)
Other Income		85,964		68,551		141,452		133,808
		3,253,677		3,523,068		4,317,945		5,812,356
Total Revenues	**$**	**5,088,843**	**$**	**5,725,891**	**$**	**8,199,026**	**$**	**10,043,874**
Expenses								
Asset Management and Strategic Holdings								
Compensation and Benefits	$	1,077,597	$	1,189,556	$	2,410,700	$	2,241,237
Occupancy and Related Charges		34,640		39,464		69,105		77,301
General, Administrative and Other		323,997		450,242		624,329		831,971
		1,436,234		1,679,262		3,104,134		3,150,509
Insurance								
Net Policy Benefits and Claims		2,791,705		3,308,522		4,499,999		5,188,550
Amortization of Policy Acquisition Costs		80,800		90,324		178,771		233,245
Interest Expense		70,830		74,633		140,401		148,514
Policy and Other Operating Expense		366,875		253,518		654,094		555,576
		3,310,210		3,726,997		5,473,265		6,125,885
Total Expenses	**$**	**4,746,444**	**$**	**5,406,259**	**$**	**8,577,399**	**$**	**9,276,394**
Investment Income (Loss) - Asset Management and Strategic Holdings								
Net Gains (Losses) from Investment Activities		747,734		404,254		1,834,325		87,875
Dividend Income		336,143		227,056		610,033		495,073
Interest Income		809,883		732,793		1,595,740		1,474,384
Interest Expense		(707,391)		(702,751)		(1,361,890)		(1,380,938)
Total Investment Income (Loss)	**$**	**1,186,369**	**$**	**661,352**	**$**	**2,678,208**	**$**	**676,394**
Income Tax Expense (Benefit)		174,304		246,105		260,873		431,490
Redeemable Noncontrolling Interests		68,175		54,252		76,669		53,269
Noncontrolling Interests		776,166		(19,855)		1,638,094		(146,596)
Preferred Stock Dividends		37,736		40,429		37,736		80,859
Net Income (Loss) - KKR Common Stockholders	**$**	**472,387**	**$**	**660,053**	**$**	**286,463**	**$**	**1,024,852**

Note: See Appendix for endnotes explaining certain prior period information that has been recast to conform to the current period presentation. This reclassification had no impact on Net Income - KKR Common Stockholders. See End Notes for more information.

KKR

32

Reconciliation of GAAP to Non-GAAP Shares (Unaudited)

	2Q'25	3Q'25	4Q'25	1Q'26	2Q'26
GAAP Shares of Common Stock Outstanding	890,938,778	890,970,061	891,451,844	889,413,785	897,776,609
Adjustments:					
Exchangeable Securities	9,573,175	9,554,374	9,623,541	10,663,888	25,954,902
Adjusted Shares[(1)]	**900,511,953**	**900,524,435**	**901,075,385**	**900,077,673**	**923,731,511**
Unvested Shares of Common Stock and Exchangeable Securities[(2)(3)]	**68,846,206**	**69,164,275**	**70,057,645**	**68,574,289**	**52,391,409**

	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD
Weighted Average GAAP Shares of Common Stock Outstanding - Basic	890,716,083	895,585,447	889,488,212	893,377,678
Adjustments:				
Weighted Average Exchangeable Securities	9,569,812	21,137,375	8,777,982	15,756,863
Weighted Average Adjusted Shares[(1)]	**900,285,895**	**916,722,822**	**898,266,194**	**909,134,541**

(1) Excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock (expected no later than March 1, 2028) and (ii) unvested shares of common stock and exchangeable securities.

(2) Excludes the potential dilutive impact of any conversion of the Series D Mandatory Convertible Preferred Stock. As of June 30, 2026, this represents 21.4 million shares that is expected to convert no later than March 1, 2028.

(3) Excludes equity awards that have not met their market-price or performance-based vesting conditions.

KKR

33

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD	2Q'25 LTM	2Q'26 LTM
Net Income (Loss) - KKR Common Stockholders	$ 472,387	$ 660,053	$ 286,463	$ 1,024,852	$ 2,012,568	$ 2,990,256
Preferred Stock Dividends	37,736	40,429	37,736	80,859	37,736	161,719
Net Income (Loss) Attributable to Noncontrolling Interests	844,341	34,397	1,714,763	(93,327)	2,807,609	1,966,859
Income Tax Expense (Benefit)	174,304	246,105	260,873	431,490	729,099	1,124,365
Income (Loss) Before Tax (GAAP)	**$ 1,528,768**	**$ 980,984**	**$ 2,299,835**	**$ 1,443,874**	**$ 5,587,012**	**$ 6,243,199**
Impact of Consolidation and Other	(879,614)	18,580	(1,896,965)	72,526	(2,822,458)	(2,050,688)
Preferred Stock Dividends	(37,736)	(40,429)	(37,736)	(80,859)	(37,736)	(161,719)
Income Taxes on Adjusted Earnings	(277,062)	(314,375)	(537,717)	(562,340)	(1,071,904)	(1,132,687)
Asset Management Adjustments:						
Unrealized (Gains) Losses	257,754	128,610	637,091	305,741	438,554	229,542
Unrealized Carried Interest	(429,906)	12,360	(1,237,619)	2,696	(2,043,860)	(900,432)
Unrealized Carried Interest Compensation	343,769	(16,678)	989,939	(8,945)	1,585,042	567,944
Transaction-related and Non-operating Items	10,765	82,684	21,316	116,693	80,342	191,666
Equity-based Compensation – Time Based	63,750	58,023	142,027	126,419	281,133	252,459
Equity-based Compensation – Performance Based	86,512	125,340	171,111	207,659	339,719	385,396
Amortization of Acquired Intangibles	—	9,519	—	12,687	—	14,474
Strategic Holdings Adjustments:						
Unrealized (Gains) Losses	(64,304)	(55,479)	(385,712)	65,134	(926,164)	(295,406)
Insurance Adjustments:						
(Gains) Losses from Investments	290,084	458,061	1,649,024	967,004	2,554,841	1,406,667
Non-Operating Changes from Policy Liabilities and Derivatives	140,458	11,017	227,089	(15,041)	343,678	77,341
Transaction-related and Non-operating Items	2,042	10,410	2,194	24,371	22,809	64,527
Equity-based Compensation	23,371	19,655	44,063	46,015	114,473	102,087
Amortization of Acquired Intangibles	4,699	4,412	9,398	18,599	18,509	27,997
Adjusted Net Income	**$ 1,063,350**	**$ 1,492,694**	**$ 2,097,338**	**$ 2,742,233**	**$ 4,463,990**	**$ 5,022,367**
Interest Expense, Net	53,020	92,455	127,529	175,466	280,002	305,662
Preferred Stock Dividends	37,736	40,429	51,213	80,859	51,213	161,719
Income (Loss) Attributable to Noncontrolling Interests	2,851	2,660	6,335	7,523	17,621	16,190
Income Taxes on Adjusted Earnings	277,062	314,375	537,717	562,340	1,071,904	1,132,687
Total Segment Earnings	**$ 1,434,019**	**$ 1,942,613**	**$ 2,820,132**	**$ 3,568,421**	**$ 5,884,730**	**$ 6,638,625**
Net Realized Performance Income	(109,314)	(211,884)	(197,303)	(409,075)	(605,254)	(703,508)
Net Realized Investment Income	(130,898)	(191,325)	(316,161)	(294,941)	(626,018)	(391,576)
Total Operating Earnings	**$ 1,193,807**	**$ 1,539,404**	**$ 2,306,668**	**$ 2,864,405**	**$ 4,653,458**	**$ 5,543,541**
Strategic Holdings Operating Earnings	(29,121)	(37,036)	(60,607)	(85,332)	(75,246)	(186,821)
Insurance Operating Earnings	(277,932)	(288,220)	(536,704)	(548,550)	(1,025,197)	(1,121,241)
Fee Related Earnings	**$ 886,754**	**$ 1,214,148**	**$ 1,709,357**	**$ 2,230,523**	**$ 3,553,015**	**$ 4,235,479**

Note: See Appendix for endnotes regarding important additional information relating to Transaction-related and Non-operating Items.

KKR

34

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD
Total Operating Earnings	$ 1,193,807	$ 1,539,404	$ 2,306,668	$ 2,864,405
Total Investing Earnings	240,212	403,209	513,464	704,016
Depreciation and Amortization	14,211	20,355	27,444	40,902
Adjusted EBITDA	$ 1,448,230	$ 1,962,968	$ 2,847,576	$ 3,609,323
Depreciation and Amortization	(14,211)	(20,355)	(27,444)	(40,902)
Total Investing Earnings	(240,212)	(403,209)	(513,464)	(704,016)
Strategic Holdings Operating Earnings	(29,121)	(37,036)	(60,607)	(85,332)
Fee Related Earnings	(886,754)	(1,214,148)	(1,709,357)	(2,230,523)
Insurance Operating Earnings	$ 277,932	$ 288,220	$ 536,704	$ 548,550
Management Fees, Net Paid by Insurance Segment	136,525	144,401	268,239	289,460
Ivy and Related Sidecar Fees, Net	40,868	66,480	79,848	125,578
Global Atlantic-related Capital Markets Fees, Net	4,216	16,338	19,379	33,817
Total Insurance Economics	$ 459,541	$ 515,439	$ 904,170	$ 997,405

($ in thousands)	2Q'25	2Q'26	2Q'25 YTD	2Q'26 YTD
Total GAAP Revenues	$ 5,088,843	$ 5,725,891	$ 8,199,026	$ 10,043,874
Insurance GAAP Revenues	(3,253,677)	(3,523,068)	(4,317,945)	(5,812,356)
Impact of Consolidation and Other	252,073	446,642	471,252	660,498
Capital Allocation-Based (Income) Loss (GAAP)	(910,732)	(1,022,381)	(2,069,837)	(1,864,234)
Realized Carried Interest - Asset Management Segment	405,527	836,660	733,022	1,556,564
Realized Investment Income - Asset Management Segment	153,998	189,718	371,955	311,619
Insurance Segment Fees	165,485	175,031	325,138	350,860
Strategic Holdings Segment Fees	9,329	16,334	17,277	27,251
Capstone Fees	(24,755)	(29,595)	(45,592)	(56,436)
Expense Reimbursements	(29,494)	(52,047)	(61,702)	(107,615)
Total Asset Management Segment Revenues	$ 1,856,597	$ 2,763,185	$ 3,622,594	$ 5,110,025

KKR

35

36 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) ($ in thousands) 2Q'26 KKR & Co. Inc. Stockholders' Equity - Common Stock - GAAP $ 28,503,995 Asset Management and Strategic Holdings Net Assets and Other(1) (21,455,088) Accumulated Other Comprehensive (Income) Loss and Other (Insurance)(2) 4,759,362 Accumulated Unrealized (Gains) Losses on Loans carried at Fair Value (Insurance)(2) (8,829) Global Atlantic Book Value $ 11,799,440 ($ in thousands) 2Q'26 Cash and Cash Equivalents - Asset Management and Strategic Holdings - GAAP $ 10,505,046 Impact of Consolidation and Other(3) (5,449,618) Short-term Investments 258,836 Cash and Short-term Investments $ 5,314,264 ($ in thousands) 2Q'26 Investments - Asset Management and Strategic Holdings - GAAP $ 127,169,542 Impact of Consolidation and Other(3) (118,298,741) Short-term Investments (258,836) Investments - Asset Management Segment $ 8,611,965 ($ in thousands) 2Q'26 Debt Obligations - Asset Management and Strategic Holdings - GAAP $ 49,682,423 Impact of Consolidation and Other(3) (40,482,412) Unamortized Discount/Premium and Deferred Financing Costs 98,530 Outstanding Debt (at par) $ 9,298,541 (1) This adjustment represents the net assets allocated to the Asset Management and Strategic Holdings segments. (2) To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated unrealized (gains) losses on loans carried at fair value, (ii) accumulated other comprehensive income, and (iii) accumulated change in fair value of reinsurance balances and related assets, net of income tax. (3) The purpose of these adjustments is to present these non-GAAP measures without giving effect to the consolidation of the investment vehicles and collateralized financing entities that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to equity holders in assessing the overall financial condition of KKR.

37 Notes to Page 10 – Fund Investment Performance • Traditional private equity portfolio refers to the portfolio of investments held by all of KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity or core private equity funds. • Opportunistic real estate portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. • Infrastructure portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure or the Global Climate fund. • The leveraged credit composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans and high-yield bonds. • The alternative credit composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development companies), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 25 to 27. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Note to Page 11 – Asset Management Segment – Private Equity • Except as otherwise noted, amounts referencing the private equity business line, such as AUM, include amounts related to core private equity, including KKR's participation through the Strategic Holdings segment. Note to Page 13 – Asset Management Segment – Credit and Liquid Strategies • 1Q'26 management fees included a one-time fee related to a strategic partnership. 2Q'26 management fees do not include any impact from that one-time fee. Notes to All Pages • All figures in this presentation are as of June 30, 2026, unless otherwise specifically indicated. • References to LTM means last twelve months. Notes to Page 3 – Second Quarter 2026 Segment Earnings • The amount of tax benefit from equity-based compensation for 2Q'26 and 2Q'25 was $55.4 million and $29.2 million, respectively, and for 2Q'26 YTD and 2Q'25 YTD was $76.8 million and $60.0 million, respectively. Its inclusion in Adjusted Net Income had the effect of increasing this metric for 2Q'26 and 2Q'25 by 4% and 3%, respectively, and for 2Q'26 YTD and 2Q'25 YTD both by 3%, respectively. • For 2Q'26, performance revenues from its K-Series Private Equity vehicles of approximately $160 million were reported in fee related performance revenues in fee related earnings. For 2Q'25, performance revenues from its K-Series Private Equity vehicles of approximately $80 million were reported in net realized performance income. This change in classification reflects how management currently manages the business and aligns KKR's presentation with the prevailing classification disclosed by other publicly listed alternative asset managers, which we believe should enhance comparability for investors. KKR has not recast prior-period amounts, as the impact of the reclassification is not material to previously reported results. Additionally, the change in classification had no impact on total segment revenues, total segment earnings, consolidated GAAP net income, or Adjusted Net Income. Investors should consider this reclassification when comparing fee related performance revenues and net realized performance income across periods. Note to Page 8 – Assets Under Management • Perpetual capital refers to a component of AUM that meets two conditions: (i) it has an indefinite term and (ii) there is no predetermined requirement to return invested capital to investors upon the realization of investments. This AUM includes the capital of our evergreen products, which include investment vehicles registered under the Investment Company Act, certain unregistered investment vehicles like our K-Series offered to individual investors, and listed companies like Crescent Energy, as well as the capital of our insurance companies. It excludes CLOs and hedge funds. This AUM is subject to the risk of material reduction, including through withdrawals, redemptions, periodic payments such as dividends, required distributions, payment obligations under insurance policies and reinsurance agreements, valuation changes, and termination of investment management agreements. Note to Page 9 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds and other vehicles includes $11.1 billion across Private Equity, Real Assets and Credit and Liquid Strategies business lines. Important Information − Endnotes

38 Notes to Page 16 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. • Effective beginning in the first quarter of 2026, the information regularly provided to management for the Insurance Segment was changed to reclassify certain operating expenses from General, Administrative and Other to Net Cost of Insurance. Prior period segment information has been recast to conform to the current period presentation. This reclassification had no impact on Insurance Operating Earnings. Notes to Page 17 – Global Atlantic AUM and Total Insurance Economics • Total insurance economics represents the total contribution of our insurance business to KKR. We believe this measure may be helpful for our shareholders to understand the total contribution of our insurance business to KKR, including those economics that inure to our asset management business. It is comprised of (i) Insurance Operating Earnings and (ii) Asset Management Fees, Net of Compensation, related to the insurance business that are earned by our Asset Management Segment. Management Fees Paid by the Insurance Segment are fees paid by the Insurance segment to the Asset Management segment for the investment management of Global Atlantic’s AUM. Ivy and Related Sidecar Fees are fees paid by third parties to KKR for the investment management of the assets in the Ivy and other reinsurance vehicles. Global Atlantic-Related Capital Markets Fees represent total capital markets transaction fees earned by KKR in transactions that Global Atlantic either anchored or facilitated. Notes to Page 19 – Strategic Holdings Segment • The adjusted revenue and adjusted EBITDA information represents the measures management currently uses to monitor the operating performance of the businesses that are carried on a fair value basis with dividends recognized in Strategic Holdings Operating Earnings. • The Capital Invested for the Strategic Holdings segment is included in the Private Equity and Real Assets business lines within the Asset Management segment. • EBITDA is shown based on the geographic location of the businesses' headquarters. • Adjusted Revenue and EBITDA represents KKR’s look-through ownership percentage for each of these companies in the aggregate as a result of the firm's investments in these companies through its participation in our core private equity strategy or other fund strategies multiplied by the adjusted revenue and EBITDA of each portfolio company, respectively. Non-U.S. dollar businesses have been converted at the period-ending foreign exchange rate. Important Information − Endnotes (cont’d) Notes to Page 19 – Strategic Holdings Segment (cont'd) • Expectations about Strategic Holdings Operating Earnings over time are forward-looking statements. These are estimated based on various assumptions, and there is no guarantee that our expectations will be realized as presented. A reconciliation of the forecasts for certain non-GAAP measures, including Strategic Holdings Operating Earnings to their corresponding GAAP measures has not been provided due to the unreasonable efforts it would take to provide such a reconciliation. Note to Page 21 – Accelerated Monetization Activity at KKR • Some of these transactions are not complete, and are subject to the satisfaction of closing conditions, including regulatory approvals; therefore, there can be no assurance if or when such transactions will be completed. Returns presented reflect those of each specific transaction only and not the returns of any strategy. Notes to Page 22 – Duration of Capital • Please see endnote on page 8 for information about the term "perpetual capital." • "Other" in the chart primarily includes (i) hedge fund partnerships and (ii) certain leveraged credit funds and separately managed accounts. Notes to Page 23 – Assets Under Management Rollforward • For the three months ended June 30, 2026, Distributions and Other includes $263 million of redemptions by fund investors in Private Equity, $172 million of redemptions by fund investors in Real Assets, and $1,332 million of redemptions by fund investors in Credit and Liquid Strategies. • For the six months ended June 30, 2026, Distributions and Other includes $337 million of redemptions by fund investors in Private Equity, $314 million of redemptions by fund investors in Real Assets, and $4,187 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Page 24 – Fee Paying Assets Under Management Rollforward • For the three months ended June 30, 2026, Distributions and Other includes net changes in fee base of certain Private Equity funds of $1,974 million, $263 million of redemptions by fund investors in Private Equity, $172 million of redemptions by fund investors in Real Assets, and $1,332 million of redemptions by fund investors in Credit and Liquid Strategies. • For the six months ended June 30, 2026, Distributions and Other includes net changes in fee base of certain Private Equity funds of $2,412 million, $337 million of redemptions by fund investors in Private Equity, $314 million of redemptions by fund investors in Real Assets, and $4,187 million of redemptions by fund investors in Credit and Liquid Strategies.

39 Notes to Pages 25 to 27 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Page 28 – Strong Financial Profile • The Investment amounts do not include KKR's ownership of the Global Atlantic insurance companies through KKR's Insurance segment or KKR's participation in the core private equity strategy or other fund strategies through KKR's Strategic Holdings segment. • The term “investments” has been presented solely for purposes of demonstrating the financial performance of certain assets contained on KKR’s balance sheet, including majority ownership of subsidiaries that operate KKR’s asset management, insurance businesses, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds. • Traditional private equity includes KKR's traditional private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as growth equity, real estate, infrastructure, energy, leveraged credit and alternative credit appear in these other asset classes. Note to Page 32 – GAAP Condensed Consolidated Income Statement (Unaudited) • Effective beginning in the first quarter of 2026, the Company changed the presentation of certain operating expenses in its Consolidated Statements of Operations. Amounts previously presented separately as Insurance Expenses and General, administrative and Other are now presented in a single line item, Policy and Other Operating Expense. Prior-period amounts have been reclassified to conform to the current-period presentation. This change in presentation had no impact on previously reported total expenses, income before taxes, and net income attributable to KKR. Important Information − Endnotes (cont’d) Note to Page 34 – Reconciliation of GAAP to Non-GAAP Measures • For 2Q'26, Transaction-related and Non-operating items includes (i) $55 million related to transaction-related costs and other corporate actions, (ii) $6 million of costs associated with certain integration and restructuring costs across our Asset Management and Insurance businesses and (iii) $32 million of acquisition-related stock consideration and other.

40 Important Information − Non-GAAP and Other Measures from ANI, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. Income Taxes on Adjusted Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces Income Taxes on Adjusted Earnings during the period. If tax deductions from equity-based compensation were to be excluded from Income Taxes on Adjusted Earnings, KKR’s ANI would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in ANI for the period. KKR makes these adjustments when calculating ANI in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, ANI does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and ANI should not be viewed as a measure of KKR’s liquidity. • Total Segment Earnings is a performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Total Segment Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, and (iii) transaction-related and non- operating items, if any. Transaction-related and non-operating items primarily arise from corporate actions, which consist of: (i) impairments, (ii) transaction costs from acquisitions, including any acquisition-related stock consideration, (iii) depreciation on real estate that KKR owns and occupies, (iv) contingent liabilities, net of any recoveries, (v) certain integration, restructuring, and other non-operating expenses, and (vi) other gains or charges that affect period-to-period comparability and are not reflective of KKR's ongoing operational performance. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by our Asset Management segment as the investment adviser for Global Atlantic insurance companies, (ii) management and performance fees earned by our Asset Management segment for acquiring and managing the companies included in our Strategic Holdings segment, and (iii) interest income and expense based on lending arrangements where our Asset Management segment borrows from our Insurance segment. All these inter-segment transactions are recorded by each segment based on the applicable governing agreements. Additionally, due to the integrated nature of our segment operations and as part of our strategic capital allocation decisions, intersegment asset transfers have and may continue to occur. In these cases in segment reporting, the assets are transferred at their fair value, and no realization is recognized at the time of transfer. Earnings are recognized upon realization events and transactions with third parties. Total Segment Earnings represents the total segment earnings of KKR’s Asset Management, Insurance and Strategic Holdings segments. Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as in assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including adjusted net income (“ANI”), total segment earnings, total investing earnings, total operating earnings (“TOE”), fee related earnings (“FRE”), strategic holdings operating earnings, and total asset management segment revenues, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and, as such, represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment vehicles and collateralized financing entities (“CFEs”) that KKR manages. These measures described above have the definitions given to them below. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. “Non-operating adjustments” as used in these non- GAAP definitions refers to adjustments made which are not adjustments or exclusions of normal, recurring cash operating expenses necessary for business operations. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled measures presented by other investment managers. • Adjusted Net Income is a performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. ANI is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. ANI is equal to Total Segment Earnings less Interest Expense, Net and Other and Income Taxes on Adjusted Earnings. Interest Expense, Net and Other includes (i) interest expense on debt obligations not attributable to any particular segment and (ii) cumulative dividend expense on the Series D Mandatory Convertible Preferred Stock, net of interest income earned on cash and short-term investments. Income Taxes on Adjusted Earnings represents the amount of income taxes that would be paid assuming that all adjusted earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. The economic assumptions and methodologies that impact Income taxes on Adjusted Earnings are similar to those used in calculating the current income tax provision under U.S. GAAP. Equity based compensation expense is excluded

41 Non-GAAP and Segment Measures (cont’d) • Asset Management Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment. This measure is presented before income taxes and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies and Strategic Holdings segment, are included in Asset Management Segment Earnings. • Insurance Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, and (iii) General, Administrative, and Other Expenses. Insurance Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/liability matching investment strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Insurance Operating Earnings includes (i) realized gains and losses not related to asset/ liability matching investment strategies and (ii) the investment management costs that are earned by our Asset Management segment as the investment adviser of the Global Atlantic insurance companies. • Strategic Holdings Segment Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Strategic Holdings segment. This measure is presented before income taxes and is comprised of: Dividends, Net and Net Realized Investment Income. Strategic Holdings Segment Earnings excludes the impact of unrealized gains (losses) on investments. Strategic Holdings Segment Earnings includes management fees and performance fee expenses that are earned by the Asset Management segment. • Fee Related Earnings is a performance measure used to assess the Asset Management segment’s generation of earnings from revenues that are measured and received on a more recurring basis as compared to KKR’s investing earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of our fee generating asset management and capital markets businesses. FRE equals (i) Management Fees, including fees paid by the Insurance and Strategic Holdings segments to the Asset Management segment and fees paid by Ivy vehicles and other Important Information − Non-GAAP and Other Measures (cont’d) reinsurance vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of performance fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) expected to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Strategic Holdings Operating Earnings is a performance measure used to assess the firm’s earnings from companies and businesses reported through its Strategic Holdings segment. Strategic Holdings Operating Earnings currently consists of earnings derived from dividends that the firm receives from businesses acquired through the firm’s participation in our core private equity strategy. Strategic Holdings Operating Earnings currently equals dividends less management fees that are earned by our Asset Management segment. This measure is used by management to assess the Strategic Holdings segment’s generation of earnings from revenues that are measured and received on a more recurring basis than, and are not dependent on, realizations from investment activities. • Total Operating Earnings is a performance measure that represents the sum of (i) FRE, (ii) Insurance Operating Earnings, and (iii) Strategic Holdings Operating Earnings. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of the most recurring forms of earnings from each of KKR’s segments as compared to investing earnings. • Total Investing Earnings is a performance measure that represents the sum of (i) Net Realized Performance Income and (ii) Net Realized Investment Income. KKR believes this measure is useful to stockholders as it provides additional insight into the earnings of KKR’s segments from the realization of investments.

42 Non-GAAP and Segment Measures (cont’d) • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. Asset Management Segment Revenues excludes Realized Investment Income earned based on the performance of businesses presented in the Strategic Holdings segment. KKR believes that this performance measure is useful to stockholders as it provides additional insight into all forms of realized revenues generated by our Asset Management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include certain vested securities exchangeable into shares of common stock of KKR & Co. Inc. Adjusted shares excludes the potential dilutive impact of: (i) any conversion of the Series D Mandatory Convertible Preferred Stock and (ii) unvested shares of common stock and exchangeable securities. • Assets Under Management (“AUM”) represent the assets managed (including core private equity), advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. Important Information − Non-GAAP and Other Measures (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds (including core private equity) and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles (including core private equity) have received from fund investors to contribute capital to fund future investments, and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

43 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. Information on these websites are not incorporated by reference herein and are not a part of this presentation. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Registered Advisor LLC, KKR Credit Advisors (Ireland) Unlimited Company, KKR Credit Advisors (Singapore) Pte. Ltd., KKR Credit Advisors (EMEA) LLP, KKR Alternative Investment Management Unlimited Company or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product or reinsurance offered by Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, First Allmerica Financial Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited, Global Atlantic Assurance Limited or any other Global Atlantic owned or sponsored insurance company, or any investment or insurance product or reinsurance offered by any insurance-related vehicle sponsored or managed by Global Atlantic. Each KKR entity is responsible for its own financial, contractual and legal obligations. This presentation has been prepared solely for informational purposes. This presentation is not intended to make, and does not make, any financial or investment recommendation or otherwise promote a product or service of KCM or any of its affiliates. Important Information − Other Legal Disclosures Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet, the Strategic Holdings segment, or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by a KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, the timing and manner of sale, and many of the risks described in the forward-looking statements section of this Appendix, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.

44 Important Information − Other Legal Disclosures (cont’d) Expected dividend amounts and earnings in the business segment Strategic Holdings may be materially less than our current expectations or not materialize at all, and the volatility of employee compensation as a result of the modification of our compensation framework could impact our ability to hire, retain, and motivate our employees whom we are dependent on. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. The use of words such as “unconstrained,” “consistent,” "trends," "dominant" or comparable words or other statements is not a guarantee of future performance or that any other statements to which these apply are guaranteed to occur. If a change occurs, forward-looking statements made as part of this presentation may vary materially from those expressed in the applicable forward-looking statements. These forward-looking statements include target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the forward-looking information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize. These statements are subject to numerous risks, uncertainties and assumptions, including those listed here in the above and below paragraphs and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR & Co. Inc.’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and Global Atlantic. You can identify these forward-looking statements by the use of words such as “opportunity,” “outlook,” “believe,” “think,” “expect,” “feel,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” “visibility,” “positioned,” “path to,” “conviction”, the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but, not limited to, any statements with respect to: statements regarding KKR’s business, financial condition, liquidity and results of operations, including Capital Invested, uncalled commitments, cash and short-term investments, and levels of indebtedness; the potential for future business growth; outstanding shares of common stock of KKR & Co. Inc. and its capital structure; non-GAAP and segment measures and performance metrics, including AUM, FPAUM, ANI, TOE, Book Value, Total Segment Earnings, FRE, Insurance Operating Earnings, Strategic Holdings Operating Earnings, Total Investing Earnings, and Total Segment Earnings; the declaration and payment of dividends on capital stock of KKR & Co. Inc.; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; our statements regarding the potential of, and future financial results from, KKR’s Strategic Holdings segment (including expectations about dividend payments and earnings from companies and businesses in the Strategic Holdings segment in the future, the future growth of such companies and businesses, and the potential for compounding earnings over a long period of time from such segment); KKR’s ability to grow its AUM, to deploy capital, to realize unrealized investment appreciation, and the time period over which such events may occur; KKR’s ability to manage the investments in and operations of acquired companies and businesses; the effects of any transactional activity on KKR’s operating results, including pending sales of investments; expansion and growth opportunities and other synergies resulting from acquisitions of companies (including the acquisition and integration of Arctos Partners and businesses in our Strategic Holdings segment), internal reorganizations or strategic partnerships with third parties; the timing and expected impact to our business of any new investment fund, vehicle or product launches; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes in the future; the implementation or execution of, or results from, any strategic initiatives (including efforts to distribute financial products to private wealth investors, the modification of our compensation framework announced on November 29, 2023, which decreased the targeted percentage of compensation from fee related revenues and increased the targeted percentage from realized carried interest and certain incentive fees, and our insurance business’s strategic initiatives to invest more into non-yielding or lower- yielding asset classes like private equity and real assets, expand outside the United States, and raise more third-party co-investment insurance capital).

45 • risks related to our insurance activities, including risks involving: operating in highly competitive markets; identifying and managing significant growth opportunities for our insurance business; our ability to source successful reinsurance transactions; volatility in market and economic conditions; disruptions to our third-party distribution network for our insurance products; differences in assumptions and estimates used for our insurance business from our actual results; possible downgrades to financial strength or credit ratings of our insurance subsidiaries; ceding business to reinsurers as well as business ceded to us; changes in tax laws applicable to our insurance subsidiaries; comprehensive regulations (and potential changes in, and additions to, such regulations) applicable to our insurance business; capital regulations applicable to our insurance subsidiaries, regulatory and reputational considerations under the Bermuda insurance, and reinsurance regulatory, framework; and a failure to comply with statutory accounting rules; • risks related to the acquisition of Arctos, including risks that the acquisition may not achieve its intended results; and • risks related to our organizational structure, including risks involving: the Series I preferred stockholder’s significant voting power, and potential conflicts of interest with the Series I preferred stockholder, until the Sunset Date; exemptions as a “controlled company” from New York Stock Exchange corporate governance requirements; provisions in our charter limiting the duties and liability of the Series I preferred stockholder; the exclusive forum provision included in our charter; limitations on our ability to pay periodic dividends; potential application of restrictions under the Investment Company Act of 1940; actions taken to implement the reorganization transactions that must occur by the Sunset Date; and anti-takeover provisions in our organizational documents. Forward Looking Statements (cont'd) Without limiting the statements made in the prior paragraphs, the following risks, among others, could cause actual results to vary from the forward-looking statements: • risks related to our business, including risks involving: difficult market and economic conditions; geopolitical events, natural disasters and other similar events not within our control; the loss of, or misconduct by, our key personnel; our reliance on third parties in the operation of our business; disruptions in our technology infrastructure or the occurrence of other operational errors; effective management of our balance sheet; management of, and access to, adequate sources of liquidity; our capital markets activities; financial and enterprise risks; legal claims, litigations, investigations and negative publicity; expansion into new businesses, strategic opportunities, and investment strategies; operating in a highly competitive industry; variability in earnings and cash flow; contingent obligations to return carried interest; raising third-party capital for our investment vehicles, insurance business and transactions; raising capital from institutional investors; the sale of financial products to individual investors; possible reductions or other changes to perpetual capital; actions of our portfolio companies; changes in tax laws; impact of artificial intelligence; cybersecurity failures and data security breaches; and sustainability matters; • risks related to regulatory matters, including risks involving: compliance with complex, extensive and evolving laws; adverse regulatory actions; our regulatory registrations or licenses; changes in the regulatory frameworks applicable to our business; availability of regulatory exemptions or exclusions; distributing financial products to individual investors; regulations impacting the insurance industry and insurance companies owned by alternative asset managers; laws and regulations applicable to our extensive global investment activities; compliance with investment-related and competition laws; compliance with financial crime laws; compliance with ERISA exemptions; sustainability- related laws and disclosure requirements; and privacy, data protection, cybersecurity, and artificial intelligence laws; • risks related to our investment activities, including risks involving: historical returns not being indicative of future results; conditions and events not in our control that may significantly impact valuations of our investments; investments in illiquid assets and uncertainty in valuations of illiquid investments; investments that involve unique business, regulatory, legal, tax or other complexities; use of leverage in investment activities; limitations in the due diligence process; investments in real assets, including real estate, infrastructure and energy assets; investments in companies and assets outside of the United States; conflicts of interest arising from our investment activities; and our third- party investors failing to fund their capital calls; Important Information − Other Legal Disclosures (cont’d)